SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    October 17, 2013

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

800 W. 6th Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On October 17, 2013, the Board of Directors of Cirrus Logic, Inc. (the “Company”) appointed Christine King to serve as a director to fill a vacancy created when the Board increased the number of authorized directors from six to seven pursuant to section 3.2 of the Company’s bylaws.   There was not and is not any arrangement or understanding between Ms. King and any other person pursuant to which Ms. King was selected to be a director.  The Board has not yet determined whether to name Ms. King to any of its committees.

Ms. King will receive the standard compensation and equity awards available to other non-employee directors of the Company as described in the Company’s definitive proxy statement dated June 30, 2013.  In particular, upon her appointment, Ms. King is entitled to receive equity-based compensation in the form of an option to purchase shares of our common stock, fixed on the date of grant, that has a fair market value on the date of grant equal to $225,000.  The option vests 25% after one year and the remainder vests ratably each month over the next 36 months.  In addition, Ms. King, as a non-employee director, will receive a quarterly cash retainer in the amount of $11,250.

Our press release announcing the election of Ms. King is attached as Exhibit 99.1 to this Report.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

Exhibit 99.1	Cirrus Logic, Inc. press release dated October 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date:	October 17, 2013	By:	/s/ Thurman K. Case
Name: Thurman K. Case
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant’s press release dated October 17, 2013.